Exhibit 4.4

CABELA’S INCORPORATED

CABELA’S CATALOG, INC.

CABELA’S PROMOTIONS, INC.

CABELA’S RETAIL, INC.

CABELA’S OUTDOOR ADVENTURES, INC.

CABELAS.COM, INC.

CABELA’S WHOLESALE, INC.

CABELA’S VENTURES, INC.

WILD WINGS, LLC

CABELA’S LODGING, LLC

HERTER’S, LLC

VAN DYKE SUPPLY COMPANY, INC.

8.79% Senior Note, Series A

Due January 1, 2007

PPN: 12680# AA 6

No. AR-

$___________	September 1, 2002

For value received, Cabela’s Incorporated, a Nebraska corporation (the “Company”) and the Subsidiaries of the Company consisting of (i) Cabela’s Catalog, Inc., (ii) Cabela’s Promotions, Inc., (iii) Cabela’s Retail, Inc., (iv) Cabela’s Outdoor Adventures, Inc., (v) Cabelas.com, Inc., (vi) Cabela’s Wholesale, Inc., (vii) Cabela’s Ventures, Inc., (viii) Wild Wings, LLC, (ix) Cabela’s Lodging, LLC, (x) Herter’s, LLC, a Nebraska limited liability company and (xi) Van Dyke Supply Company, Inc. (the Subsidiaries together with the Company being herein referred to collectively as the “Obligors”) hereby jointly and severally promise to pay to or registered assigns

on the first day of January, 2007

the principal amount of

DOLLARS ($                    )

and to pay interest (computed on the basis of a 360 day year of twelve 30 day months) on the principal amount from time to time remaining unpaid hereon at the rate of 8.79% per annum from the date hereof until maturity, with principal and interest payable as follows: (i) one monthly installment of interest only on February 1, 1995, (ii) 142 equal monthly installments of both principal and interest, each in the amount of $            , payable on the first day of each month commencing on March 1, 1995 to and including December 1, 2006 and (iii) on January 1,

2007 all remaining unpaid principal and accrued interest thereon. The Obligors agree to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 10.79% per annum after the due date, whether by acceleration or otherwise, until paid. The principal hereof, premium, if any, and interest hereon are payable at the principal office of the Company in Sidney, Nebraska in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

This Note is one of the 8.79% Senior Notes, Series A, due January 1, 2007 (the “Series A Notes”) of the Obligors in the aggregate principal amount of $10,000,000 together with $5,000,000 in aggregate principal amount of the Obligors’ 9.01 % Senior Notes, Series B, due January 1, 2007 and $5,000,000 in aggregate principal amount of the Obligors’ 9.19% Senior Notes, Series C, due January 1, 2010 (collectively, all three Series being the “Notes”) originally issued under and pursuant to the terms and provisions of the separate Note Agreements with the Company, each dated as of January 1, 1995 (as amended, the “Note Agreements”) and entered into by the Obligors with the original Purchasers therein referred to pursuant to Amendment No. 4 to the Note Agreements, and this Note and the holder hereof are entitled equally and ratably with the holders of all other Series A Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.

This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

The Series A Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreements.

This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

CABELA’S INCORPORATED

By

Name: David A. Roehr Title: Vice President and Treasurer

CABELA’S CATALOG, INC.

By

Name: David A. Roehr Title: President and Treasurer

CABELA’S PROMOTIONS, INC.

By

Name: David A. Roehr Title: Vice President and Secretary

CABELA’S RETAIL, INC.

By

Name: David A. Roehr Title: Vice President and Secretary

CABELA’S OUTDOOR ADVENTURES, INC.

By

Name: David A. Roehr Title: Vice President and Secretary

CABELAS.COM, INC.

By

Name: David A. Roehr Title: President and Treasurer

CABELA’S WHOLESALE, INC.

By

Name: David A. Roehr Title: Vice President and Secretary

CABELA’S VENTURES, INC.

By

Name: David A. Roehr Title: President and Treasurer

WILD WINGS, LLC

By

Name: David A. Roehr Title: Manager

CABELA’S LODGING, LLC

By

Name: David A. Roehr Title: Manager and President

HERTER’S, LLC
By:	Cabela’s Wholesale, Inc., Manager

By

Name: David A. Roehr Title: Vice President and Secretary

VAN DYKE SUPPLY COMPANY, INC.

By

Name: David A. Roehr Title: Secretary and Treasurer

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